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MEDIA/INVESTORS CONTACT:
Jonathan Fassberg
The Trout Group
(212) 477-9007 x16

       CYTOGEN REPORTS FOURTH QUARTER AND FULL YEAR 2005 FINANCIAL RESULTS


PRINCETON, N.J., (FEBRUARY 23, 2006) -- Cytogen Corporation (NASDAQ: CYTO) today reported its consolidated financial results for the fourth quarter and full year ended December 31, 2005.

HIGHLIGHTS
----------

o Total product sales for the fourth quarter of 2005 were $4.2 million compared to $3.7 million in the fourth quarter of 2004 and $3.5 million for the third quarter of 2005, representing 13% revenue growth year-over-year and 20% sequential growth from the third quarter of 2005.

o For the year ended December 31, 2005, total product sales were a record $15.8 million compared to $14.5 million in the same period of 2004, representing an increase of 9% over the prior year. The growth in product sales during this period was driven primarily by a 14% increase in QUADRAMET product sales.

o Gross margin for the year ended December 31, 2005 improved to 39% compared to 36% for the same period in 2004.

o Cytogen reported a net loss of $4.8 million, or $0.25 per basic and diluted share, for the fourth quarter of 2005 compared to $6.3 million, or $0.41 per basic and diluted share, for the same period in 2004. For the year ended December 31, 2005, total net loss was $26.3 million, or $1.54 per basic and diluted share, compared to $20.5 million, or $1.40 per basic and diluted share, in the same period of 2004.

o Cytogen's cash, cash equivalents and short-term investments balance as of December 31, 2005 was $30.3 million compared to $35.8 million as of December 31, 2004.

o More than a dozen clinical trials are currently underway to expand the potential use of QUADRAMET and PROSTASCINT in treating and diagnosing various cancers.

"The expansion and refocusing of our commercial and clinical development activities during the past year helped lead to record product sales, driven primarily by our success with QUADRAMET," said Michael D. Becker, President and Chief Executive Officer of Cytogen. "We believe our oncology portfolio and product revenues will continue to grow in 2006 and beyond as we continue to advance more than a dozen clinical development programs for our two currently marketed products. We will also prepare to launch SOLTAMOX(TM) for the treatment of breast cancer shortly after the execution of our definitive agreement with Savient Pharmaceuticals. Lastly, we are on track to submit the IND for our radiolabeled 7E11 antibody for the treatment of prostate cancer during the first quarter."

PRODUCT REVENUE
---------------

QUADRAMET

QUADRAMET is Cytogen's flagship product for the relief of pain due to metastatic bone disease arising from prostate, breast, multiple myeloma and other types of cancer. Sales of QUADRAMET were $2.2 million for the quarter ended December 31, 2005 compared to $1.9 million for the same period in 2004. For the year ended December 31, 2005, sales of QUADRAMET were $8.4 million compared to $7.3 million in the same period of 2004.

PROSTASCINT

Sales of PROSTASCINT kits, the first and only commercial monoclonal antibody-based agent that targets PSMA to image the extent and spread of prostate cancer, were $2.1 million for the quarter ended December 31, 2005, compared to $1.8 million in the same period of 2004. For the year ended December 31, 2005, sales of PROSTASCINT were $7.4 million compared to $7.2 million in the same period of 2004.

COSTS AND EXPENSES
------------------

TOTAL OPERATING EXPENSES

Total operating expenses for each of the quarters ended December 31, 2005 and 2004 were $10.5 million. For the year ended December 31, 2005, total operating expenses were $44.8 million compared to $35.7 million in the same period of 2004.

COST OF PRODUCT REVENUE

Cost of product revenue was $2.6 million for the quarter ended December 31, 2005, compared to $2.3 million in the same period of 2004. For the year ended December 31, 2005, cost of product revenue was $9.6 million compared to $9.3 million in the same period of 2004. Cost of product revenue primarily reflects QUADRAMET and PROSTASCINT manufacturing costs, sales-based royalties paid by Cytogen, and the amortization of the up-front payment to Berlex in 2003 to reacquire the marketing rights to QUADRAMET.

SG&A EXPENSES

Selling, general and administrative expenses for the quarter ended December 31, 2005 were $5.4 million compared to $6.2 million for the same period in 2004. For the year ended December 31, 2005, total selling, general and administrative expenses were $25.9 million compared to $20.3 million in the same period of 2004. The year-over-year increase in selling, general and administrative expenses was primarily driven by expanded investment for the commercial support of both QUADRAMET and PROSTASCINT, including the implementation of new marketing initiatives and expansion of the Company's sales force, which was substantially completed in January 2005.

R&D EXPENSES

Research and development expenses for the quarter ended December 31, 2005 were $2.2 million compared to $1.3 million for the same period in 2004. For the year ended December 31, 2005, total research and development expenses were $6.1 million compared to $3.2 million for the same period of 2004. The increase in research and development expenses is primarily driven by new clinical development initiatives for both QUADRAMET and PROSTASCINT and a $500,000 charge in the second quarter of 2005 for a non-cash milestone payment related to the progress of PSMA development programs. In addition, research and development expenses include preclinical development costs associated with a radiolabeled murine anti-PSMA monoclonal antibody (7E11.C5.3) being developed by Cytogen, initially as a treatment for metastatic hormone refractory prostate cancer.

EQUITY IN LOSS OF JOINT VENTURE

Joint venture expenses reflect costs associated with the PSMA Development Company LLC ("PDC"), a joint venture between Cytogen and Progenics Pharmaceuticals, Inc., for the development of in vivo immunotherapies targeting PSMA. Cytogen's share of the equity in the loss of PDC for the quarter ended December 31, 2005 was $0.3 million compared to $0.7 million for the same period of 2004. For the year ended December 31, 2005, Cytogen's share of the equity in the loss of PDC was $3.2 million compared to $2.9 million for the same period in 2004. The equity in the loss of the joint venture for the year ended December 31, 2005 includes Cytogen's share of the $2.0 million up-front fee incurred in the second quarter of 2005 by PDC to license proprietary antibody-drug conjugate
(ADC) technology from Seattle Genetics, Inc. for use with PDC's antibodies targeting PSMA, as previously announced in June 2005.

DECREASE IN VALUE OF WARRANT LIABILITY

Cytogen's net loss for the quarter and year ended December 31, 2005 was positively impacted due to the recognition of a decrease in the value of the warrant liability related to warrants issued by Cytogen in July and August of 2005. During the third quarter of 2005, Cytogen recorded the warrants as a liability at their fair value using a Black-Scholes option-pricing model and will remeasure them at each reporting period until exercised or expired. Changes in the fair value of the warrants are reported in the statements of operations as non-operating income or expense. For the quarter and year ended December 31, 2005, Cytogen recorded a gain of $1.0 million and $1.7 million, respectively, related to the decrease in the fair value of these warrants from either the previous reporting period or their respective issuance dates.

INVENTORIES
-----------

Inventories were $3.6 million as of both December 31, 2005 and 2004. In September 2004, Cytogen entered into an agreement with Laureate Pharma, Inc. to manufacture PROSTASCINT for Cytogen. Cytogen believes that the agreement will provide a sufficient supply of PROSTASCINT to satisfy commercial requirements for approximately the next three to four years based upon recent sales levels. In addition, Cytogen believes that the agreement will provide sufficient supply of the 7E11.C5.3 monoclonal antibody required for the company's initial clinical development activities for its therapeutic Lu-177 labeled 7E11 program.

CASH POSITION
-------------

Cytogen's cash, cash equivalents and short-term investments balance as of December 31, 2005 was $30.3 million compared to $35.8 million as of December 31, 2004. The December 31, 2005 balance reflects the receipt of approximately $12.6 million in net proceeds from the December 2005 sale of common stock and warrants.

RECENT DEVELOPMENTS
-------------------

o On February 8, 2006, Cytogen and Savient Pharmaceuticals announced the execution of a binding letter of intent to negotiate a definitive agreement granting Cytogen exclusive marketing rights for SOLTAMOX(TM) (tamoxifen citrate) in the United States. SOLTAMOX, a cytostatic estrogen receptor antagonist, is the first oral liquid hormonal therapy approved in the U.S. and is indicated for the treatment of breast cancer in adjuvant and metastatic settings and to reduce the risk of breast cancer in women with ductal carcinoma in situ (DCIS) or with high risk of breast cancer.
o On January 24, 2006, Cytogen announced the publication of data from preclinical studies involving the use of QUADRAMET both as a monotherapy and in combination with the proteasome inhibitor bortezomib (Velcade(R), Millennium Pharmaceuticals, Inc.) in a murine myeloma model. These studies demonstrated significantly prolonged median survival, rapidly reduced clonogenicity of bone-marrow resident 5TGM1 cells, slowed elevation of serum myeloma-associated paraprotein levels, and longer-term preservation of bone mineral density.
o On December 13, 2005, Cytogen announced that the company entered into a securities purchase agreement with certain institutional investors to raise $12.6 million in net proceeds through the sale of common stock and warrants. The transaction closed on December 14, 2005 and Rodman & Renshaw acted as placement agent.
o On December 12, 2005, Cytogen announced the presentation of preclinical data for QUADRAMET in combination with bortezomib. The findings were presented during the American Society of Hematology (ASH) 47th Annual Meeting.
o On November 28, 2005, Cytogen announced initiation of a multicenter Phase I clinical trial to investigate the use of QUADRAMET in combination with bortezomib for the treatment of multiple myeloma. The clinical study is designed to evaluate the safety profile and preliminary incidence and duration of clinical benefits of bortezomib in combination with QUADRAMET.
o    On  November  15,  2005,   Cytogen   announced  that  an  abstract   titled
     "Development of Optimal Lu-177 Labeled Monoclonal Antibody (7E11) Constructs for Radioimmunotherapy of Prostate Cancer" was presented at the AACR-NCI-EORTC International Conference on Molecular Targets and Cancer
     Therapeutics: Discovery, Biology, and Clinical Applications, the premier international meeting featuring novel cancer therapeutics, held in Philadelphia, PA.

CONFERENCE CALL & WEBCAST INFORMATION
-------------------------------------

Cytogen will broadcast its quarterly investor conference call live over the Internet today, February 23, 2006, beginning at 9:00 a.m. Eastern Standard Time. The dial-in number for the U.S. is 866-383-8008 and the pass code number is 86406174. The dial-in number for international callers is 617-597-5341 and the pass code number is 86406174. This event can also be accessed by going to Cytogen's Web site, www.cytogen.com, and clicking on the "Investor Relations" link. A link to the webcast is under the Calendar of Events header. The event will be archived and available for replay starting approximately one hour after the call and continuing for seven days thereafter. The replay dial-in number for the U.S. is 888-286-8010 and the dial-in number for international callers is 617-801-6888. The replay pass code number is 30145799.

NOTE:
-----

QUADRAMET is indicated for the relief of pain in patients with confirmed osteoblastic metastatic bone lesions that enhance on radionuclide bone scan. This press release describes clinical applications that differ from that reported in the QUADRAMET package insert.

PROSTASCINT is indicated as a diagnostic imaging agent in newly diagnosed patients with biopsy-proven prostate cancer, thought to be clinically localized after standard diagnostic evaluation and who are thought to be at high risk for pelvic lymph node metastases. PROSTASCINT is also indicated as a diagnostic imaging agent in post-prostatectomy patients with a rising PSA and a negative or equivocal standard metastatic evaluation in whom there is a high clinical suspicion of occult metastatic disease. This press release describes clinical applications and imaging performance that differs from that reported in the PROSTASCINT package insert.

A copy of the full prescribing information for QUADRAMET and PROSTASCINT, including warnings, precautions, adverse events and other safety information, may be obtained in the U.S. from Cytogen Corporation by calling toll free 800-833-3533 or by visiting the web site at www.cytogen.com, which is not part of this press release.

ABOUT CYTOGEN CORPORATION
-------------------------

Cytogen Corporation of Princeton, NJ is a biopharmaceutical company dedicated to improving the lives of patients with cancer by acquiring, developing and commercializing innovative molecules targeting the sites and stages of cancer progression. Cytogen's marketed products include QUADRAMET(R) (samarium Sm-153 lexidronam injection) and PROSTASCINT(R) (capromab pendetide) kit for the preparation of Indium In-111 capromab pendetide in the United States. Cytogen also has exclusive U.S. marketing rights to COMBIDEX(R) (ferumoxtran-10) for all applications, and the exclusive right to market and sell ferumoxytol (previously Code 7228) for oncology applications in the United States. Cytogen's development pipeline consists of therapeutics targeting prostate-specific membrane antigen
(PSMA), a protein highly expressed on the surface of prostate cancer cells and the neovasculature of solid tumors. Full prescribing information for the company's products is available at www.cytogen.com or by calling 800-833-3533. For more information, please visit the company's website at www.cytogen.com, which is not part of this press release.


This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen's results to differ materially from those indicated by such forward-looking statements. In particular, Cytogen's business is subject to a number of significant risks, which include, but are not limited to: the risk of successfully consummating the strategic relationship with Savient; the risk of obtaining additional capital; the risk of obtaining the necessary regulatory approvals; the risk of whether products result from development activities; the risk of shifts in the regulatory environment affecting sales of Cytogen's products such as third-party payor reimbursement issues; the risk associated with Cytogen's dependence on its partners for development of certain projects; the risks associated with Cytogen's strategic relationships, as well as other factors expressed from time to time in Cytogen's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Cytogen's periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and Cytogen undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                       ###

                       CYTOGEN CORPORATION & SUBSIDIARIES
                (All amounts in thousands except per share data)
                                   (Unaudited)

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


                                                    THREE MONTHS ENDED                    YEAR  ENDED
                                                       DECEMBER  31,                     DECEMBER  31,
                                                    ------------------                 -------------------
                                                    2005          2004                 2005           2004
                                                  ---------    ----------            ----------     --------

Product Revenue:

     QUADRAMET                                    $   2,152    $    1,899            $    8,350     $  7,293
     PROSTASCINT                                      2,059         1,839                 7,407        7,186
     Others                                               -             -                     -            1
                                                  ---------    ----------            ----------     --------
           Total Product Revenue                      4,211         3,738                15,757       14,480

License and Contract Revenue                             34            67                   189          139
                                                  ---------    ----------            ----------     --------
           Total Revenues                             4,245         3,805                15,946       14,619
                                                  ---------    ----------            ----------     --------

Operating Expenses:
     Cost of Product Revenue                          2,557         2,326                 9,621        9,309
     Selling, General and Administrative              5,439         6,170                25,895       20,318
     Research and Development                         2,217         1,253                 6,064        3,206
     Equity in Loss of Joint Venture                    296           740                 3,175        2,896
                                                  ---------    ----------            ----------     --------
           Total Operating Expenses                  10,509        10,489                44,755       35,729
                                                  ---------    ----------            ----------     --------

Interest Income, Net                                   211             99                   598          263
Decrease in Value of Warrant Liability *               963              -                 1,666            -
Income Tax Benefit                                    (256)          (307)                 (256)        (307)
                                                  --------     ----------            ----------     --------


Net Loss                                          $ (4,834)    $   (6,278)           $  (26,289)    $(20,540)
                                                  ========     ==========            ==========     ========

Basic and Diluted Net Loss Per Share              $  (0.25)    $    (0.41)           $    (1.54)    $  (1.40)
                                                  ========     ==========            ==========     ========

Weighted Average Common Shares Outstanding          19,466         15,454                17,117       14,654
                                                  ========     ==========            ==========     ========

* Reflects a mark-to-market decrease of $963 and $1,666 for the three and twelve month periods ended December 31, 2005 respectively, on the value of warrant liability related to warrants issued in July and August of 2005.


                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                             DECEMBER 31,     DECEMBER 31,
                                                                                2005              2004
                                                                          ----------------   ---------------

Assets:
      Cash, Cash Equivalents and Short-Term Investments                     $     30,337      $     35,825
      Accounts Receivable, Net                                                     1,743             1,406
      Inventories                                                                  3,582             3,623
      Property and Equipment, Net                                                    886               787
      QUADRAMET License Fee, Net                                                   6,327             7,024
      Other Assets                                                                 1,915             1,748
                                                                            ------------      ------------
              Total Assets                                                  $     44,790      $     50,413
                                                                            ============      ============

Liabilities and Stockholders' Equity:
      Accounts Payable and Accrued Liabilities                              $      5,271      $      7,644
      Other Current Liabilities                                                       26             2,692
      Warrant Liability                                                            1,869                 -
      Other Long-Term Liabilities                                                     46                47
      Stockholders' Equity                                                        37,578            40,030
                                                                            ------------      ------------
              Total Liabilities and Stockholders' Equity                    $     44,790      $     50,413
                                                                            ============      ============